POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Janette E. Farragher, John B. Hammalian, Maureen E. Kane, Sarah S. Kelleher and Jeff S. Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective April 1, 2015, this document hereby revokes in its entirety the Powers of Attorney executed October 25, 2012 and December 17, 2013 by the undersigned.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/_Bradley J. Skapyak_____ Bradley J. Skapyak President (Principal Executive Officer)	February 25, 2015
/s/_James Windels_________ James Windels Treasurer (Principal Financial and Accounting Officer)	February 25, 2015
/s/_Joseph S. DiMartino____ Joseph S. DiMartino Board Member	February 25, 2015
/s/_Francine J. Bovich______ Francine J. Bovich Board Member	February 25, 2015
/s/_Kenneth A. Himmel____ Kenneth A. Himmel Board Member	February 25, 2015
/s/_Stephen J. Lockwood___ Stephen J. Lockwood Board Member	February 25, 2015
/s/_Roslyn M. Watson______ Roslyn M. Watson Board Member	February 25, 2015
/s/_Benaree Pratt Wiley____ Benaree Pratt Wiley Board Member	February 25, 2015

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On February 25, 2015 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Loretta Johnston Notary Public

ATTACHMENT A

Dreyfus BNY Mellon Funds, Inc.

The Dreyfus/Laurel Funds, Inc.

The Dreyfus/Laurel Funds Trust

The Dreyfus/Laurel Tax-Free Municipal Funds

Dreyfus Investment Funds
Dreyfus Funds, Inc.